United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 28, 2008

UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)

Registrant's telephone number, including area code (215) 721-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Directors or Principal Officers

The board of directors of Univest Corporation (NASDAQ: UVSP) has named K. Leon Moyer chief executive officer of Univest National Bank and Trust Co. and vice chairman of Univest Corporation. Moyer previously had been president, a title he will retain, and chief operating officer of Univest National Bank and Trust Co. and senior executive vice president of Univest Corporation. He will continue to report to William S. Aichele, chairman, president and chief executive officer of Univest Corporation and chairman of Univest National Bank and Trust Co.
“During his 37 years with Univest, Leon has played an important role in the bank’s growth,” said Aichele. “We have not only increased the number of financial service centers to 33, but Univest now offers an array of banking, insurance, investment and wealth management solutions for businesses, individuals and nonprofit organizations. Leon also has been instrumental in providing leadership for the company’s ‘customer experience’ initiative, a focus on providing outstanding customer experiences at our offices, which sets Univest apart from other financial institutions.”
In addition, the Univest board announced a realignment of the company’s corporate and retail banking functions to improve operating efficiencies and ensure superior customer experiences. As part of the realignment, the following promotions were announced:
•
John W. Duerksen was promoted to executive vice president of corporate banking for Montgomery County from senior vice president and relationship manager. He will report to Phil Jackson, Montgomery County market president.

•
William D. Meaglin was promoted to executive vice president of corporate banking for Bucks County from vice president and relationship manager. He will report to Ken Keller, Bucks County market president.

•	Anthony D. DaCosta was promoted to senior vice president of retail banking for Bucks County from regional vice president. He will report to Keller.
•	Donald R. Krieble was promoted to senior vice president of retail banking for Montgomery County from regional vice president. He will report to Jackson.

Duerksen and Meaglin will be responsible for planning and directing the delivery of financial solutions for corporate customers within the financial service centers in their respective counties. DaCosta and Krieble will be responsible for planning and directing the retail sales and service activities for financial service centers in their counties.
“The most effective way for us to deliver our integrated platform of financial solutions and create outstanding customer experiences is by harmonizing our organizational structure with our day-to-day operations,” said Moyer. “As part of Univest’s leadership team, John, William, Anthony and Donald will serve as mentors for the organization to ensure success.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

Date: August 28, 2008	By:	/s/ Jeffrey M. Schweitzer
Name: Jeffrey M. Schweitzer
Title: Executive Vice President and Chief Financial Officer